Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-224308 on Form S-8 of our report dated July 2, 2021, relating to the financial statements of Four Seasons Education (Cayman) Inc., appearing in this Annual Report on Form 20-F for the year ended February 28, 2021.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

July 2, 2021